UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2016

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd., Houston, Texas 77042
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 283-9237

3010 Briarpark Drive, Houston, Texas 77042
(Form name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2016, the Board of Directors of our General Partner declared a quarterly cash distribution of $0.505 per limited partner unit which, when combined with distributions to our General Partner, will result in total distributions of $69.8 million attributable to the second quarter of 2016. This distribution is payable August 12, 2016, to unitholders of record as of August 3, 2016. A copy of the press release announcing the declaration of our quarterly cash distribution is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The description in Item 2.02 above of the declaration of our quarterly cash distribution is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 — Press release issued by Phillips 66 Partners LP on July 20, 2016, announcing the declaration of its quarterly cash distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66 PARTNERS LP

By: Phillips 66 Partners GP LLC, its general partner

/s/ Chukwuemeka A. Oyolu
Chukwuemeka A. Oyolu Vice President and Controller

July 20, 2016

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued by Phillips 66 Partners LP on July 20, 2016, announcing the declaration of its quarterly cash distribution.